Exhibit 10.46

KOPPERS HOLDINGS INC.

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT – TIME VESTING

RECITALS

A.
The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board (or the board of directors of any Affiliate) and consultants who provide services to the Corporation (or any Affiliate).
B.
Participant is to render valuable services to the Corporation (or an Affiliate), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of shares of Common Stock to Participant under the Plan.
C.
The award made by the Corporation pursuant to this Agreement is in consideration for the Participant’s services to the Corporation and/or its Affiliates and acceptance of, and agreement to, the terms, conditions and restrictions of the restrictive covenants set forth in Paragraph 9 of this Agreement.
D.
Unless otherwise defined in this Agreement, all capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1.
Grant of Restricted Stock Units. The Corporation hereby awards to Participant, as of the Award Date, Restricted Stock Units under the Plan. Each Restricted Stock Unit represents the right to receive one share of Common Stock on the specified issuance date following the vesting of that unit. The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable vesting schedule for those shares, the date on which those vested shares shall become issuable to Participant and the remaining terms and conditions governing the Award shall be as set forth in this Agreement.

AWARD SUMMARY

Award Date:	____________
Number of Shares Subject to Award:	____________ shares of Common Stock (the “Shares”)
Vesting Schedule:

100% of the Shares shall vest upon Participant’s completion of a consecutive twenty-four (24)-month period of Service measured from the Award Date. However, one or more Shares may be subject to accelerated vesting in accordance with the provisions of Paragraph 5 of this Agreement.

Issuance Schedule:

The Shares in which Participant vests in accordance with the foregoing Vesting Schedule shall become issuable upon the Issue Date. Except to the extent otherwise specified in Paragraph 5, the “Issue Date” with respect to any Shares shall be the date on which such Shares become vested pursuant to such Vesting Schedule or otherwise. The actual issuance of the Shares shall be subject to the Corporation’s collection of all applicable Withholding Taxes and shall be effected on the applicable Issue Date or as soon as administratively practicable thereafter, but in no event later than the close of the calendar year in which such Issue Date occurs or (if later) the fifteenth (15th) day of the third (3rd) calendar month following such Issue Date. The procedures pursuant to which the applicable Withholding Taxes are to be collected are set forth in Paragraph 7 of this Agreement.

Restrictive Covenants:

The Award is being made by the Corporation in consideration for the Participant’s services to the Corporation and its Affiliates and acceptance of, and agreement to be bound by, the terms, conditions and restrictions of the restrictive covenants set forth in Paragraph 9 of this Agreement, which acceptance and agreement shall be evidenced by the Participant’s execution of this Agreement.

2.
Limited Transferability. Prior to the actual issuance of the Shares which vest hereunder, Participant may not transfer any interest in the Award or the underlying Shares; provided, however, any Shares which vest hereunder but which otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award. Participant may make a beneficiary designation for this Award at any time by filing the appropriate form with the Plan Administrator or its designee.
3.
Cessation of Service. Except as otherwise provided in Paragraph 5 below, should Participant cease Service for any reason prior to vesting in one or more Shares subject to this Award, then the Award will be immediately cancelled with respect to those unvested Shares. Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units.
4.
Stockholder Rights and Dividend Equivalents
(a)
The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until Participant becomes the record holder of those Shares following their actual issuance upon the Corporation’s collection of the applicable Withholding Taxes.
(b)
Notwithstanding the foregoing, should any stock dividend, whether regular or extraordinary, be declared and paid on the outstanding Common Stock while one or more Shares remain subject to this Award (i.e., those Shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then Participant shall automatically be credited with an additional number of Restricted Stock Units equal to the number of shares of Common Stock which would have been paid on the Shares (plus the number of additional shares previously credited to Participant pursuant to the dividend equivalent right provisions of this Paragraph 4) at the time subject to this Award had those Shares been actually issued and outstanding and entitled to that dividend. The additional Restricted Stock Units so credited shall vest at the same time as the Shares to which they relate and shall be distributed to Participant concurrently with the issuance of those Shares on the applicable Issue Date. However, each such distribution shall be subject to the Corporation’s collection of the Withholding Taxes applicable to that distribution.

(c)
Notwithstanding the foregoing, should any cash dividend, whether regular or extraordinary, be declared and paid on the outstanding Common Stock while one or more Shares remain subject to this Award (i.e., those Shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account shall be established for Participant and credited with a dollar amount equal to the amount of that dividend paid per share multiplied by the number of Restricted Stock Units at the time subject to this Award (plus the number of additional shares previously credited to Participant pursuant to the dividend equivalent right provisions of this Paragraph 4) as of the record date for the dividend. No later than as of ____________ each year following the Award Date and prior to the vesting date and no later than the vesting date (each such date a “Conversion Date”), each cash dividend amount credited to the special book account since the Award Date or the most recent prior Conversion Date, as applicable, shall be converted into a book entry of an additional number of Restricted Stock Units determined by dividing (i) such cash dividend equivalent amount by (ii) the average of the Fair Market Value per share of Common Stock on each of the dates during such period on which those dividends on the outstanding Common Stock were paid, rounded down to the nearest full share. The additional Restricted Stock Units so credited shall vest at the same time as the Shares to which they relate and shall be distributed to Participant concurrently with the issuance of those Shares on the applicable Issue Date. However, each such distribution shall be subject to the Corporation’s collection of the Withholding Taxes applicable to that distribution.
5.
Accelerated Vesting/Change in Control.
(a)
Should Participant’s Service terminate by reason of his or her Retirement, death or Permanent Disability prior to vesting date set forth in Paragraph 1, then Participant shall immediately vest in an additional number of Shares (if any) equal to the number of Shares that were scheduled to be vested twenty-four months after the Award Date had Participant continued in Service through such date, multiplied by a fraction, the numerator of which is the number of days of Service Participant completed between the Award Date and the date of termination of Participant’s Service, and the denominator of which is the total number of days from the Award Date and the date that is twenty-four months after the Award Date. The Issue Date with respect to such Shares shall be the date of such termination.
(b)
Any Restricted Stock Units subject to this Award at the time of a Change in Control may be assumed by the successor entity or otherwise continued in full force and effect or may be replaced with a cash retention program of the successor entity which preserves the Fair Market Value of the unvested shares of Common Stock subject to the Award at the time of the Change in Control and provides for subsequent payout of that value in accordance with the same (or more favorable) vesting schedule in effect for the Award at the time of such Change in Control. In the event of such assumption or continuation of the Award or such replacement of the Award with a cash retention program, no accelerated vesting of the Restricted Stock Units shall occur at the time of the Change in Control.
(c)
In the event the Award is assumed or otherwise continued in effect, the Restricted Stock Units subject to the Award shall be adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Change in Control would have been converted in consummation of that Change in Control had those Shares actually been issued and outstanding at that time. To the extent the actual holders of the outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation (or parent entity) may, in connection with the assumption or continuation of the Restricted Stock Units subject to the Award at that time, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction, provided such common stock is readily tradable on an established U.S. securities exchange or market.
(d)
If the Restricted Stock Units subject to this Award at the time of the Change in Control are not assumed or otherwise continued in effect or replaced with a cash retention program in accordance with Paragraph 5(b), then those units will vest immediately prior to the closing of the Change in Control. The Shares subject to those vested units, together with any other Shares in which Participant is at that time vested, will be issued on the Issue Date(s) triggered by the Change in Control (or otherwise converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that Change in Control and distributed either (i) to the extent permitted by Treas. Reg. Section 1.409A-3(i)(5)(iv), at the same time as such stockholder payments, or (ii) to the extent not so permitted, at the Issue Date that would otherwise have applied to the Shares, as set forth below), subject to the Corporation’s collection of the applicable Withholding Taxes pursuant to the provisions of Paragraph 7. For purposes of this Paragraph 5(d), the Issue Date with respect to such Shares shall be the effective date of the Change in Control so long as it qualifies as a “change in the ownership or effective control” of the Corporation within the meaning of Section 409A(a)(2)(A)(v) of the Code and the regulations thereunder. If it does not so qualify, the Issue Date with respect to such Shares shall be the date on which such Shares would otherwise have become vested pursuant to the Vesting Schedule set forth in the Award Summary.
(e)
Upon an involuntary termination of Participant’s Service for reasons other than Misconduct within twenty-four (24) months following a Change in Control transaction which does not otherwise result in the accelerated vesting of the Restricted Stock Units pursuant to the provisions of subparagraph (e) of this Paragraph 5, all unvested Restricted Stock Units hereunder shall immediately vest at that time. Any unvested cash account maintained on Participant’s behalf pursuant to the cash retention program established in accordance with subparagraph (c) of this Paragraph 5 shall also vest at the time of such involuntary termination. The Issue Date for such vested Shares or cash shall be six months and one day after the date of termination (or, if earlier, the otherwise applicable Issue Date), so long as (i) the Change of Control qualifies as a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Corporation within the meaning of Section 409A(a)(2)(A)(v) of the Code and the regulations thereunder, and (ii) the involuntary termination of Participant’s Service qualifies as a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code and the regulations thereunder. If they do not so qualify, the Issue Date with respect to such Shares shall be the date on which such Shares would otherwise have become vested pursuant to the Vesting Schedule set forth in the Award Summary.
(f)
This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
(g)
Nothing in this Paragraph 5 shall give the Corporation or any successor the right or discretion to change the time of issuance of Shares or payment of cash to the extent that such change would cause the Award to fail to comply with the requirements of Section 409A of the Code and this Paragraph 5 shall be interpreted accordingly.

6.
Adjustment in Shares. In the event that the Plan Administrator determines that any dividend or other distribution (other than regular cash dividends), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Corporation, issuance of warrants or other rights to purchase shares or other securities of the Corporation, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Plan Administrator to be appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under this Agreement, then the Plan Administrator shall, in such manner as it may deem equitable, adjust any or all of the number and type of shares (or other securities or property) subject to this Agreement, or, if the Plan Administrator deems it appropriate, make provision for a cash payment to the Participant.
7.
Collection of Withholding Taxes.
(a)
Upon the applicable Issue Date, the Corporation shall issue to or on behalf of Participant a certificate (which may be in electronic form) for the applicable number of underlying shares of Common Stock, subject, however, to the Corporation’s collection of the applicable Withholding Taxes.
(b)
Until such time as the Corporation provides Participant with written or electronic notice to the contrary, the Corporation shall collect Withholding Taxes required to be withheld with respect to the vesting or issuance of the vested Shares hereunder (including shares attributable to the dividend equivalent rights provided under Paragraph 4) through an automatic share withholding procedure pursuant to which the Corporation will withhold, at the time of such vesting or issuance, a portion of the Shares with a Fair Market Value (measured as of the vesting or Issue Date, as applicable) equal to the amount of those taxes (including taxes resulting from such withholding) (the “Share Withholding Method”) necessary to satisfy the Corporation’s required tax withholding obligations; provided, however, that the amount of any Shares so withheld shall not exceed the maximum statutory tax rates for federal, state and local tax purposes, including the Participant’s share of payroll or similar taxes, that are applicable to the Participant’s relevant jurisdiction. Participant shall be notified in writing or electronically in the event such Share Withholding Method is no longer available.
(c)
Should any Shares (including shares attributable to the dividend equivalent rights provided under Paragraph 4) vest or be issued at a time when the Share Withholding Method is not available, then the Withholding Taxes required to be withheld with respect to those Shares shall be collected from Participant through either of the following alternatives:

 Participant’s delivery of his or her separate check payable to the Corporation in the amount of such taxes, or

 the use of the proceeds from a next-day sale of the Shares issued to Participant, provided and only if (i) such a sale is permissible under the Corporation’s trading policies governing the sale of Common Stock, (ii) Participant makes an irrevocable commitment, on or before the Issue Date for those Shares, to effect such sale of the Shares and (iii) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.

(d)
Except as otherwise provided in Paragraph 4 and Paragraph 5(b) the settlement of all Restricted Stock Units which vest under the Award shall be made solely in shares of Common Stock. In no event, however, shall any fractional shares be issued. Accordingly, the total number of shares of Common Stock to be issued pursuant to the Award shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.
8.
Compliance with Laws and Regulations. The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Common Stock may be listed for trading at the time of such issuance.
9.
Restrictive Covenants; Additional Conditions.
(a)
As a condition of receiving this Award, the Participant hereby acknowledges and agrees that during the period in which the Participant provide Services to the Corporation or any Affiliate, and for the Restrictive Covenant Period following the date on which the Participant ceases to provide Services to the Corporation or any Affiliate for any reason, the Participant shall comply with the restrictive covenants set forth herein. The restrictive covenants set forth herein shall not supersede and replace any other restrictions and obligations the Participant may be subject to with the Corporation and if there is a conflict between comparable restrictions the more restrictive provisions shall control, as reasonably determined by the Corporation.
(i)
Participant acknowledges that during Participant’s Service with the Corporation and its Affiliates, Participant will have access to, possess or help the Corporation and its Affiliates develop valuable proprietary commercial and/or technical information, trade secrets and other confidential information belonging to the Corporation and its Affiliates and will be instrumental to the development and/or maintenance of goodwill with the Corporation’s and its Affiliates’ customers. Participant acknowledges that such proprietary information, trade secrets, confidential information and goodwill are valuable assets of the Corporation and its Affiliates and the Corporation has a legitimate interest in protecting itself from disclosure or misappropriation of such information and from interference with its goodwill relationships with its customers.
(ii)
Other than in the ordinary course or for the benefit of the business of the Corporation and its Affiliates, during the term of Participant’s Service with the Corporation and its Affiliates and thereafter, Participant shall not, directly or indirectly, divulge, furnish or make accessible to any other person, business, firm or corporation, or use in any way, any Confidential Information which Participant has acquired or become acquainted with or shall acquire or become acquainted with as a result of Participant’s Service with the Corporation or any Affiliate, whether developed by Participant, or by others. The Confidential Information is the property of the Corporation and/or Affiliate and Participant acknowledges that the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust, fiduciary duty and would cause irreparable injury to the Corporation and/or Affiliate. Furthermore, Participant acknowledges that during Participant’s Service with the Corporation and/or Affiliate, Participant may be exposed to the confidential information of customers and other third parties and Participant shall maintain the confidentiality of this information and shall only use it as necessary to carry out the work for the Corporation and any Affiliate consistent with restrictions placed upon such Confidential Information. Nothing contained herein shall restrict Participant’s use of general knowledge acquired by Participant as part of Participant’s normal growth in Participant’s profession.

(iii)
Participant shall not, during the term of Participant’s Service with the Corporation and any Affiliate and for the Restrictive Covenant Period, render services as an officer, owner (other than having less than two (2%) percent ownership of a publicly traded corporation’s stock), director, consultant, employee, or other service provider, to, or on behalf of, a Competing Business, provided, however, this Section 9(a)(iii) will not apply if Participant’s duties and responsibilities for any Competing Business do not involve Participant in the provision of any services that are similar to or competitive with the services Participant provided to the Corporation or any Affiliate. Participant acknowledges that the Corporation together with its Affiliates is engaged in business throughout the world and that the marketplace for the Corporation’s and its Affiliates’ products and services is worldwide, and thus the geographic area, length and scope of this noncompetition provision are reasonable and necessary to protect the legitimate business interests of the Corporation and its Affiliates. In the event a court of competent jurisdiction determines that one or more of the provisions of this Paragraph 9(a) are so broad as to be unenforceable, then such provision shall be deemed to be reduced in scope or length, as the case may be, to the extent required to make such provisions enforceable.
(iv)
Participant shall disclose promptly and assign to the Corporation or the Affiliate all right, title and interest in any invention or idea, patentable or not, made or conceived by Participant during Service with the Corporation or the Affiliate, relating in any manner to the actual or anticipated business, research or development work of the Corporation or the Affiliate and shall do anything reasonably necessary to enable the Corporation or the Affiliate to secure a patent where appropriate in the United States and in foreign countries.
(v)
Participant shall not, directly or indirectly, solicit, for the purpose of offering or attempting to offer any service, product or other application which is the same as or similar to the services, products or other applications offered or in the process of being developed by the Corporation or any Affiliate within the last year prior to termination of Participant’s Service with the Corporation or any Affiliate, any of the Corporation’s or any Affiliate’s customers with whom Participant had contact, or about whom Participant obtained, or had access to, confidential information during Participant’s Service, for the Restrictive Covenant Period. Participant further agrees, for the Restrictive Covenant Period, that Participant shall not solicit or attempt to solicit any employee of, or consultant to, the Corporation or any Affiliate, which employee or consultant had been rendering services to the Corporation or any Affiliate at any time within the six-month period immediately preceding the termination of Participant’s Service, to leave the employ of, or no longer render service to or for the benefit of, the Corporation or an Affiliate.
(vi)
Participant shall not make any Disparaging Statements about the Corporation or any Affiliate to any of the Corporation’s or any Affiliate’s past, present, or future customers, employees, clients, contractors, vendors, or to the media or to any other person either orally or by any other medium of communication, including internet communication. As used herein, the term “Disparaging Statement” means any communication, oral or written, which would cause or tend to cause humiliation or embarrassment or to cause a recipient of such communication to question the business condition, integrity, product, service, quality, confidence, or good character of the Corporation or any Affiliate.
(b)
Participant acknowledges that a breach of any of the covenants contained in this Agreement may cause irreparable damage to the Corporation or Affiliate, the exact amount of which would be difficult to ascertain, and that the remedies at law for any such breach or threatened breach would be inadequate. Accordingly, Participant agrees that if Participant breaches or threatens to breach any of the covenants contained in this Agreement, in addition to any other remedy which may be available to the Corporation at law or in equity, the Corporation shall be entitled to (i) cease or withhold any payment, including any issuance of Shares or payment of cash to Participant pursuant to this Award, including the return of any previously delivered payment, including any Shares, proceeds recognized upon any sale or other disposition of those Shares, or cash; and/or (ii) institute and prosecute proceedings in any court of competent jurisdiction for specific performance and injunctive relief to prevent the breach or any threatened breach thereof without bond or other security or a showing that monetary damages will not provide an adequate remedy. Participant agrees to disclose in advance the existence and terms of the restrictions and covenants contained in this Agreement to any employer or service recipient by whom Participant might be employed or retained during the period in which the covenants or restrictions apply. Participant agrees that, in the event of a final determination of Participant's breach of any of the covenants contained in this Agreement, the restrictions in the relevant paragraph shall be extended for a period equal to the period that Participant was in breach. Participant represents and acknowledges that Participant has been advised by the Corporation to consult Participant’s own legal counsel with respect to this Agreement and Participant has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with Participant’s legal counsel.
(c)
Upon delivery of the Shares or other payment pursuant to this Award, the Plan Administrator may require Participant to certify on a form acceptable to the Plan Administrator, that Participant is in compliance with the terms, conditions and restrictions of the Plan and this Agreement.
(d)
This Award, and the right to receive and retain any Shares or cash payments covered by this Award, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any “clawback” or similar policy of the Corporation in effect on the Award Date or that may be established thereafter, including any modification or amendment thereto, or as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law as may be in effect from time to time and which may operate to create additional rights for the Corporation with respect to the shares and recovery of amounts relating thereto. By accepting this Award under the Plan, Participant agrees and acknowledges that Participant is obligated to cooperate with, and provide any and all assistance necessary to, the Corporation to recover or recoup any Award or amounts paid under the Plan subject to claw-back pursuant to such law or policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any Award or amounts paid pursuant to this Award.
10.
Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Secretary of the Corporation at its principal corporate office at 436 Seventh Avenue, Pittsburgh, PA 15219. Except to the extent electronic notice is expressly authorized hereunder, any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery (or electronic delivery to the extent authorized hereunder) or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
11.
Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.
12.
Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.
13.
Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without resort to Pennsylvania’s conflict-of-laws rules.
14.
Right to Continued Service. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Affiliate employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause, unless such rights are otherwise limited pursuant to a separate agreement between the Corporation (or any Affiliate) and Participant.
15.
Section 409A. This Award is intended to be excepted from coverage under, or compliant with the provisions of, Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”) and shall be construed accordingly. Notwithstanding the foregoing or any provision of the Plan to the contrary, if the Award is subject to the provisions of Section 409A (and not excepted therefrom), the provisions of the Plan and this Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A (or disregarded to the extent such provision cannot be so administered, interpreted, or construed). If any payments or benefits hereunder may be deemed to constitute nonconforming deferred compensation subject to taxation under the provisions of Section 409A, Participant agrees that the Corporation may, without the consent of Participant, modify the Agreement and the Award to the extent and in the manner the Corporation deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that the Corporation deems appropriate in order either to preclude any such payments or benefits from being deemed “deferred compensation” within the meaning of Section 409A or to provide such payments or benefits in a manner that complies with the provisions of Section 409A such that they will not be taxable thereunder. Notwithstanding, the Corporation makes no representations and/or warranties with respect to compliance with Section 409A, and Participant recognizes and acknowledges that Section 409A could potentially impose upon Participant certain taxes or interest charges for which Participant is and shall remain solely responsible.
16.
Survivability. The terms of this Agreement survive the termination of Participant’s Service with the Corporation for any reason.
17.
Severability. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such provision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Agreement; provided, however, that the binding effect and enforceability of the remaining provisions of this

Agreement, to the extent the economic benefits conferred upon the parties by virtue of this Agreement remain substantially unimpaired, shall not be affected or impaired in any manner, and any such invalidity, illegality or unenforceability with respect to such provisions shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties have executed this Agreement on the Award Date indicated above.

KOPPERS HOLDINGS INC.

By:
Title:
Participant:

Signature:

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:

A.
Affiliate means any entity that, directly or through one or more intermediaries, is controlled by the Corporation, and any entity in which the Corporation has a significant equity interest as determined by the Plan Administrator.
B.
Agreement shall mean this Restricted Stock Unit Issuance Agreement.
C.
Award shall mean the award of Restricted Stock Units made to Participant pursuant to the terms of this Agreement.
D.
Award Date shall mean the date the Restricted Stock Units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.
E.
Board shall mean the Corporation’s Board of Directors.
F.
Change in Control of the Corporation shall have occurred in the event that:
(i)
a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a “person” within the meaning of Sections 13(d)(3) of the 1934 Act, other than the Corporation, a majority-owned subsidiary of the Corporation or an employee benefit plan of the Corporation or such subsidiary (or such plan’s related trust), become(s) the “beneficial owner” (as defined in Rule 13d-3 under the Act) of fifty percent (50%) or more of the then outstanding voting stock of the Corporation;
(ii)
during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (together with any new Board member whose election by the Corporation’s Board or whose nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the Board members then still in office who either were Board members at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board members then in office;
(iii)
all or substantially all of the business of the Corporation is disposed of pursuant to a merger, consolidation or other transaction in which the Corporation is not the surviving corporation or the Corporation combines with another company and is the surviving corporation (unless the Corporation’s stockholders immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than fifty percent (50%) of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Corporation or (y) the combined company);
(iv)
the closing of the sale of all or substantially all of the assets of the Corporation or a liquidation or dissolution of the Corporation; or

A-1

(v)
the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation of beneficial ownership (within the meaning of Rule 13d-3 of the Act) of securities possessing more than twenty percent (20%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.
G.
Code shall mean the Internal Revenue Code of 1986, as amended.
H.
Common Stock shall mean shares of the Corporation’s common stock.
I.
Competing Business shall mean: any person, corporation, partnership, joint venture, association or other entity engaged in the development or offering or attempting to offer any service, product, chemical formulation or other material which: (i) is a direct or indirect product of the extraction or distillation of coal tar; (ii) is utilized in the distillation, impregnation or treatment of materials with coal tar, petroleum pitch or their respective by-products or distillates; (iii) constitutes or is utilized in conjunction with railroad track joints, ties, mounting hardware, bridge timbers, bridge crossings or bridging assemblies; (iv) constitutes or is utilized in conjunction with utility poles (including components thereof) or marine pilings; (v) is utilized for the preservation or recovery of wood materials or (vi) constitutes any product or service which was in the process of being developed by the Corporation within the last year prior to termination of Participant’s Service with the Corporation.
J.
Confidential Information shall mean any proprietary or confidential information of the Corporation, including but not limited to any trade secrets, confidential or secret designs, technologies, content, processes, formulae, plans, manuals, devices, machines, know-how, methods, compositions, ideas, improvements, financial and marketing information, costs, pricing, sales, sales volume, methods and proposals, customer and prospective customer lists, identity of key personnel in the employ of customers and prospective customers, amount or kind of customer’s purchases from the Corporation, system documentation, hardware, engineering and configuration information, computer programs, source and object codes (whether or not patented, patentable, copyrighted or copyrightable), related software development information, inventions or other confidential or proprietary information belonging to the Corporation or directly or indirectly relating to the Corporation’s business and affairs.
K.
Corporation shall mean Koppers Holdings Inc., a Pennsylvania corporation, and any successor corporation to all or substantially all of the assets or voting stock of Koppers Holdings Inc. which shall by appropriate action adopt the Plan.
L.
Disparaging Statements shall have the meaning set forth in Paragraph 9(a)(vi).

M.
Employee shall mean an individual who is in the employ of the Corporation (or any Affiliate), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

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N.
Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
(i)
If the Common Stock is at the time traded on the Nasdaq Global Market, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the Nasdaq Global Market on the date in question, as such price is reported by the National Association of Securities Dealers for that particular Stock Exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
(ii)
If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
O.
Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Participant, any unauthorized use or disclosure by Participant of confidential information or trade secrets of the Corporation (or any Affiliate), or any other intentional misconduct by Participant adversely affecting the business or affairs of the Corporation (or any Affilliate) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Afilliate) to discharge or dismiss Participant or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Misconduct.
P.
1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.
Q.
Participant shall mean the person to whom the Award is made pursuant to the Agreement.
R.
Permanent Disability shall mean the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or to be of continuous duration of twelve (12) months or more.
S.
Plan shall mean the Corporation’s 2020 Long Term Incentive Plan.
T.
Plan Administrator shall mean the committee(s) designated by the Board to administer the Plan.
U.
Restricted Stock Units shall mean Restricted Stock Units awarded pursuant to Section 6(c) of the Plan.

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V.
Restrictive Covenant Period shall mean the two year period following a Participant’s termination of Service with the Corporation for any reason.
W.
Retirement shall mean Participant’s voluntary termination from Service (i) on or after his attainment of age sixty-five (65), or (ii) on or after his attainment of age 55 with at least ten (10) years of service, or involuntary termination from Service with at least thirty (30) years of service other than in connection with a termination for Misconduct. “Years of service” means Participant’s total number of years of “accumulated service” as such term is defined with respect to salaried employees under the Retirement Plan for Koppers Inc. (regardless of whether Participant is eligible to receive a benefit under such plan).
X.
Service shall mean Participant’s performance of services for the Corporation (or any Affiliate) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Affiliate) or (ii) the entity for which Participant performs such services ceases to remain an Affiliate, even though Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation or any Affiliate; provided, however, that except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s or an Affiliate’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period Participant is on a leave of absence.
Y.
Stock Exchange shall mean the Nasdaq Global Market, the New York Stock Exchange or such other stock exchange on which the Common Stock is listed.
Z.
Withholding Taxes shall mean the federal, state and local income and employment taxes required to be withheld by the Corporation in connection with the vesting and concurrent issuance of the shares of Common Stock under the Award, including any additional shares resulting from the dividend equivalent right provisions of the Award.

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